UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

7/12/2006

Date of Report (Date of earliest event reported)

SAFECO CORPORATION

(Exact name of registrant as specified in Charter)

WASHINGTON	1-6563	91-0742146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Safeco Plaza, Seattle, Washington	98185
(Address of principal executive officers)	(Zip Code)

(206) 545-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 13, 2006, Safeco announced that Mike LaRocco has resigned as president and chief operating officer of the Safeco insurance companies. Mr. LaRocco entered into a Separation and General Release Agreement with Safeco dated July 12, 2006. Under the agreement, Mr. LaRocco will receive a payment from Safeco of approximately $900,000 including severance and an amount in lieu of bonus with respect to 2006. Under the Agreement, Safeco also will accelerate vesting of 11,962 of Mr. LaRocco’s unvested stock options, which would have vested in May 2007, and 21,287 restricted stock rights, which would have vested in February 2007. Assuming a share price of $55.86, this acceleration has a value of approximately $ 1.4 million to Mr. LaRocco. The Agreement restricts Mr. LaRocco from competing with the company for a period of three months or hiring its employees for a period of two years.

Item 8.01	Other Events

Also on July 13, 2006, Safeco announced certain officer appointments as reflected in the press release filed with this report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1	Press release “Safeco Announces Top Leadership Changes To Drive Pace, Efficiency and Innovation” dated July 13, 2006.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SAFECO CORPORATION Registrant

Dated: July 13, 2006	/s/ Charles F. Horne, Jr.
Charles F. Horne, Jr. Senior Vice President and Controller